UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) August 31, 2005

TULLY’S COFFEE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington	000-26829	91-1557436
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3100 Airport Way South, Seattle, Washington 98134

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (206) 233-2070

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously reported in our Current Report on Form 8-K filed on August 22, 2005, Tully’s and Tully’s Coffee Japan Co., Ltd., (“TCJ”), a subsidiary of Foodx Globe Co., Ltd., entered into an agreement dated August 19, 2005 (the “Japan Rights Agreement”) under which Tully’s agreed to sell to TCJ all of Tully’s rights, title and interest in and to the Tully’s trademarks, store designs, processes and other intellectual property assets and rights for use by TCJ in Japan (the “Japan Rights”).

On August 31, 2005, Tully’s and TCJ amended the Japan Rights Agreement to clarify certain provisions of the Japan Rights Agreement to reflect the treatment of Japanese withholding taxes in connection with the closing of the sale. The First Amendment to Asset Purchase Agreement is filed herewith as Exhibit 10.1.

Item 1.02	Termination of a Material Definitive Agreement

Repayment of Secured Debt and Termination of Guaranty Agreements

At the closing of the sale of the Japan Rights on August 31, 2005 (described in Item 2.01), our outstanding indebtedness to Kent Central, LLC (“KCL”) was paid in full, and KCL released its security interest in Tully’s assets, including the Japan Rights.

Concurrently with the repayment of the KCL indebtedness, the guaranty agreements between Tully’s and the several guarantors of the KCL indebtedness were terminated and the guarantors released their conditional security interest in Tully’s assets. The termination agreement is filed herewith as Exhibit 10.2.

Termination of License and Supply Agreements with TCJ

At the closing of the sale of the Japan Rights, our license and supply agreements with TCJ were terminated. As provided in the Japan Rights Agreement, Tully’s will not receive license fees and coffee roasting fees from TCJ for periods commencing after July 31, 2005.

Item 2.01	Completion of Acquisition or Disposition of Assets

On August 31, 2005 (Seattle time), which was September 1, 2005 in Japan, we completed the sale of the Japan Rights to TCJ, and the Japan Rights were transferred by Tully’s to TCJ. At closing, Tully’s received cash of $12,649,746 from TCJ and $1,169,099 was paid by TCJ to KCL on behalf of Tully’s to repay its indebtedness to KCL, as described above. Additionally, tax of $3,681,155 was withheld by TCJ as custodian for the benefit of Tully’s, pending the completion by Tully’s of certain tax filings with respect to the exemption of this transaction from Japanese income taxes under the U.S./Japan income tax treaty. Subject to completion of those tax filings and acceptance thereof by the Japanese tax authorities, Tully’s expects the withheld amount of $3,681,155 to be paid to Tully’s on or before October 7, 2005. Also at closing the outstanding tax indemnification claim previously made by TCJ against Tully’s in the approximate amount of $900,000 was resolved without any further payments by either party.

Item 9.01	Financial Statements and Exhibits

(b) Pro Forma Financial Information

Pro forma financial information giving pro forma effect to the Japan Rights sale and repayment of the KCL promissory note is included in the Quarterly Report on Form 10-Q for the quarterly period ended July 3, 2005, filed with the Securities and Exchange Commission on August 22, 2005, and is herein incorporated by reference.

(c) Exhibits

Exhibit	Description

10.1*	First Amendment to Asset Purchase Agreement between Tully’s Coffee Japan Co., Ltd. and Tully’s Coffee Corporation, dated August 31, 2005

10.2*	Termination Of Agreement Between Tully’s Coffee and Guarantors Re Kent Central Financing, dated August 15, 2005

10.3	Asset Purchase Agreement by and between Tully’s Coffee Japan Co., Ltd. and Tully’s Coffee Corporation, dated August 19, 2005 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 3, 2005, as filed with the Commission on August 22, 2005)

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TULLY’S COFFEE CORPORATION

Date: September 2, 2005	By:	/s/ Kristopher S. Galvin
Kristopher S. Galvin
Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit	Description
10.1*	First Amendment of Asset Purchase Agreement between Tully’s Coffee Japan Co., Ltd. and Tully’s Coffee Corporation dated August 31, 2005

10.2*	Termination Of Agreement Between Tully’s Coffee and Guarantors Re Kent Central Financing dated August 15, 2005

10.3	Asset Purchase Agreement by and between Tully’s Coffee Japan Co., Ltd. and Tully’s Coffee Corporation, dated August 19, 2005 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 3, 2005, as filed with the Commission on August 22, 2005)

*	Filed herewith.